Exhibit 11

                Statement Re: Computation of Earnings Per Share

UNITED BANKSHARES, INC. AND SUBSIDIARIES

                                                    For the Quarter Ended           For the Six Months Ended
                                                           June 30                          June 30
                                                 ---------------------------       ---------------------------
                                                     1998           1997               1998           1997
                                                 -----------     -----------       -----------     -----------
BASIC:
------
Average Number of Common Shares                   39,080,717      38,517,014        39,037,837      38,485,232


Net Income                                       $ 6,822,000     $12,126,000       $20,568,000     $23,990,000
Preferred Dividends
                                                 -----------     -----------       -----------     -----------
Available to Common Shares                       $ 6,822,000     $12,126,000       $20,568,000     $23,990,000
                                                 ===========     ===========       ===========     ===========

Basic Earnings Per Common Share:                       $0.17           $0.31             $0.53           $0.62
                                                 ===========     ===========       ===========     ===========



DILUTED:
--------
Average Number of Common Shares                   39,080,717      38,517,014        39,037,837      38,485,232
Average Number of Common Share
   Equivalents                                       724,702         560,212           694,089         642,844
                                                 -----------     -----------       -----------     -----------
Average Shares and Share
   Equivalents Outstanding                        39,805,419      39,077,226        39,731,926      39,128,076
                                                 ===========     ===========       ===========     ===========

Net Income                                       $ 6,822,000     $12,126,000       $20,568,000     $23,990,000
Preferred Dividends
                                                 -----------     -----------       -----------     -----------
Available to Common Shares                       $ 6,822,000     $12,126,000       $20,568,000     $23,990,000
                                                 ===========     ===========       ===========     ===========

Diluted Earnings Per Common Share                      $0.17           $0.31             $0.52           $0.61
                                                 ===========     ===========       ===========     ===========

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